U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             NICOLE INDUSTRIES, INC.
                (Name of Small Business Issuer in its charter)

        Nevada                          6500                   68-0422343
(State or Jurisdiction of   (Primary Standard Industrial)   (I.R.S. Employer)
Incorporation or            Classification Code Number)     Identification No.)
Organization)

        83-888 Ave. 51, Coachella, CA  92236.  Phone: (760) 398-9700
        (Address and telephone number of Registrant's principal executive offices and principal place of business)

        Adam U. Shaikh, Esq., Shawn F. Hackman a PC. 3360 West Sahara,
                     Suite 200, Las Vegas NV  89102.
                 Phone: 702-732-2253  Fax: 702-940-4006
    (Name, address, and telephone number of  Special Securities Counsel for SB-2 Registration)

 Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register
additional securities for an offering
pursuant to Rule 462(b) under the
Securities Act, please check the
following box and list the Securities
Act registration number of the earlier
effective registration statement for the same offering.

If this Form is a post-effective
amendment filed pursuant to Rule
462(c) under the Securities Act, check
the following box and list the
Securities Act registration statement
number of the earlier effective
registration statement for the same
offering.

If this Form is a post-effective
amendment filed pursuant to Rule
462(d) under the Securities Act, check
the following box and list the
Securities Act registration statement
number of the earlier effective
registration statement for the same
offering.

If the delivery of the prospectus Is
expected to be made pursuant to Rule
434, check the following box.

                        CALCULATION OF REGISTRATION FEE

Title of each class of     Amount to be    Proposed Maximum   Proposed Maximum
  securities to be          registered    offering price per  aggregate offering
     registered                                 unit                price
    Common Shares            786,801           $.10             $155,333.10

   Amount of
registration fee
 Common shares
  $38.84


* Price determined solely for calculating the registration fee.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                Prospectus
                          NICOLE INDUSTRIES, INC.
                  1,556,000  shares of Common Stock


Registrant
Nicole Industries, Inc.
83-888 Ave. 51
Coachella, CA  92236
(760) 398-9700

Registrant's Attorney (for this Registration Statement)
Adam U. Shaikh, Esq.
Shawn F. Hackman a PC
3360 W. Sahara, Suite 200
Las Vegas, NV  89102
Phone: (702) 732-2253
Fax: (702) 940-4006

This registration statement will be registering only current security holders' shares. No sale or offer of shares will be made.
                        ________________________

The title of each class of securities to be registered is Common Shares.

The amount to be registered is 786,801 shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Nicole Industries is a reporting company under the Securities Exchange Act of 1934. All reports and other information filed by Nicole Industries may be inspected and copied at the public reference facilities of the Commission in Washington D.C. and at some of its Regional Offices, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Nicole Industries is an electronic filer. The Commission maintains a web site that contains reports, proxy and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov)

TABLE OF CONTENTS                                       				PAGE

CALCULATION OF REGISTRATION FEE                               1

PROSPECTUS                                                    2

PROSPECTUS SUMMARY                                            4

RISK FACTORS                                                  5

USE OF PROCEEDS                                               8

DETERMINATION OF OFFERING PRICE                               8

DILUTION                                                      8

PLAN OF DISTRIBUTION                                          8

LEGAL PROCEEDINGS                                             8

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS 8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    9

DESCRIPTION OF SECURITIES                                         16

INTEREST OF NAMED EXPERTS AND COUNSEL                             18

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                        18

ORGANIZATION WITHIN LAST FIVE YEARS                               18

DESCRIPTION OF BUSINESS                                           18

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION         21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                    22

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS          22

EXECUTIVE COMPENSATION                                            23

FINANCIAL STATEMENTS                                              23

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS                   24

EXHIBIT LIST                                                      25

                            Prospectus Summary

Corporate information

Nicole Industries, Inc. was incorporated under the laws of Nevada on January 3rd, 1996. Nicole's current address and phone number are as follows: Nicole Industries, Inc., 83-888 Ave., 51, Coachella, CA 92236. Phone: (760) 398-9700

Business.

Nicole Industries, through its wholly owned subsidiaries owns and controls 50.01% of Aluminum Korea Co. Ltd., a Korean publicly traded company which is listed in Korean KOSDAQ ("Aluko"). Nicole Industries does not conduct any active business operations other than through Aluko, its indirect subsidiary.

Aluko has been a leading manufacturer of etched and formed aluminum foils for use in electrolytic capacitors. Aluminum foil is the main raw material for electrolytic capacitors that are commonly used for both industrial and house-hold electronic devices. Aluko is ISO9002 certified to meet the world standard. Aluko is a fast growing company in a very expanding market environment due to the extensive usage of capacitors in all kinds of electronic devices. Aluko's main products are etched aluminum foils (Cathode, Anode) and formed aluminum foils. Aluko sells its products to the world's most reputable electronic manufacturers such as Sanyo, Matsushita, Hitachi in Japan, Siemens, Philips, Aerovox in Europe, Samsung, and Daewoo in Korea. Aluko also has many other mid-small ranged customers who manufacture electronic components in Taiwan, China, Hong Kong, Singapore, India, etc.

Registration of Existing Shareholders Securities.

This registration statement will register only existing shareholders securities. No offer or sale of securities will be made under this registration statement.
The Compny will register  1,556,000  of  its   $.01  common  stock.  This will
consist of approximatley 15.56% of the current shares outstanding.

Trading Market

Currently, the stock of Nicole Industries is not trading on any public market. It is the intention of the Company to apply for trading on the Over the Counter Bulletin Board following the registration of the existing security holder's shares.

                              RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

The Company is not conducting any active business operations other than through Aluko, its indirect subsidiary.

The Company is not and does not anticipate conducting any active business operations in the near other than through Aluko, its indirect subsidiary. As the Company is only a shareholder of Aluko, it has the right to elect Directors of Aluko, but it does participate directly in the day-to-day business operations of Aluko. As a result, the Company is dependent on the performance of the officers and directors of Aluko.

Our operations in Korea are subject to the rules and restrictions imposed by Korea's legal and economic system as well as general economic and political conditions in Korea.

As a result, our operations may be adversely affected by one or more of the following:

-	New laws or  regulations, or  different interpretations of existing laws and
	 regulations;
-	Preemption of provincial or local laws by national laws;
-	Our ability to timely obtain the necessary administrative approvals;
-	Our ability to comply with applicable administrative requirements;
-	Complicated taxation;
-	Restrictions on imports and exports;
-	Currency devaluations
-	Adoption of measures intended to reduce inflation.

We are exposed to the risks associated with periodic foreign economic downturns and fluctuations in foreign currency exchange and interest rates.

We expect that the international markets will represent most of our business and our revenues for the foreseeable future. Revenues from outside of the United States expose us to currency exchange rate fluctuations and fluctuating foreign interest rates. Past and future economic downturns in the Asia Pacific region and the devaluation of Asian currencies against the U.S. dollar have affected us in the past and could affect our operating results in the future. Aluko does not currently, but we may in the future, hedge our receivables denominated in foreign currencies. We cannot predict whether exchange rate fluctuations will have a material adverse effect on our operations and financial results in the future.

We will need substantial capital investments to fund our future operations.

Our business is very capital intensive. Because we intend to continue our expansion efforts into additional markets, we may be required to seek additional capital in the future through equity or debt financings or credit facilities in order to fund such growth. We have no commitments for such additional financing. We cannot guarantee that we will be successful in obtaining such additional financing or that it will be available on satisfactory terms when needed. If we are unable to obtain such additional funding in a timely manner, we may be unable to expand into additional markets and implement our business plan.

We will continue to expand our business into international markets and this will expose us to the risks associated with doing business in emerging markets. Risks such as political, civil and economic instability.

A key part of our business plan is to expand our electronic components business and raw materials for electronic components into international markets.

To date, we have only limited experience in developing, marketing and operating our products and services internationally. International markets we have selected may not develop at a rate that supports our level of investment.

In addition, we will face certain risks in doing business on an international level, including:

- Unexpected changes in regulatory requirements;
- Trade barriers;
- Difficulties in staffing and managing foreign operations because of language and cultural differences;
-	Longer payment cycles;
-	Currency exchange rate fluctuations;
-	Problems in collecting accounts receivable;
-	Political and economic instability;
-	Import and export restrictions;
-	Seasonal fluctuations in business activity; and
-	Adverse tax consequences.

These risks are dynamic and difficult to quantify. Many Asian governments have liberalized their policies on international trade, foreign ownership and development, investment and currency repatriation. While this has increased both international trade and investment in Asia, such policies might change unexpectedly.

There will be an absence of cash dividends in the forseeable future.

The Board of Directors does not anticipate paying cash dividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of Aluko's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Nicole Industries and will be subject to legal limitations on the payment of dividends out of paid-in capital.


Our officers and directors serve Nicole Industries in a part time capacity. Therefore, an inherant conflict of interest is present with respect to other activities our officers and directors are engaged in.

The officers and directors may have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time will be necessary to efficently run Nicole Indusrties. As a result, certain conflicts of interest may exist between Nicole Industries and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to Nicole Industries. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors of Nicole Industries, any proposed investments for its evaluation.

The liquidity of our common stock would be restricted even after public listing if our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of our common stock on the OTC Bulletin Board is below $5.00 per share, our common stock will come within the definition of a "penny stock." As a result, it is possible that our common stock may become subject `to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

-	Make  a  suitability  determination  prior  to  selling  penny  stock to the purchaser;
-	Receive the purchaser's written consent to the transaction; and

-	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                               Use of Proceeds

We will not receive any of the proceeds from the offer and sale of the shares by the selling shareholders.


                       Determination of Offering Price
The Company is not offering or selling for its own account any shares of its common stock. Therefore, the Company has not specified an offering price for its shares of common stock.


                                 Dilution

The stockholders of the Company will not experience any dilution by reason of the transaction covered by this registration statement, as the Company is not selling or issuing any new securities pursuant to this registration statement.


                           Plan of Distribution

The shares of common stock covered by this registration statement may be sold from time to time by the holders of such shares. Any such sales will be effected on such terms and conditions as the holder may establish. The Company will not participate directly or indirectly in establishing the terms and conditions of any such sale.

                             Legal Proceedings

Nicole is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Nicole has been threatened.


                 Directors, Executive Officers, Promoters,
                           and Control Persons

The names, ages, and respective positions of the directors, officers, and significant employees of Nicole are set forth below. Mr. Ju Young Park and Ms. Min Kyung Park have held their positions since August, 2000. Mr. Yong Nam Kim and Mr. Dong Ju Chang have held their position since December, 2000. Each director and officer shall serve for a term ending on the date of each Annual Meeting. There are no other persons, who can be classified as a promoter, or controlling person of Nicole.

Ju Young Park, Age 53.   President, Chief Executive Officer  and Director

Mr. Park is the founder of Aluko Co. Ltd and was appointed as President and Chief Executive Officer in August 2000. He graduated from Hanyang University in Seoul with degree in electronic engineering. He had worked for Daewoo Electronic Components Co., Ltd. for 12 years as a general manager in charge of research and technology development. Later, he founded Aluko Co., Ltd., the first and the only company in Korea manufacturing etched and formed aluminum foil., in 1986.

Many printed and broadcasting media for his success in business covered him and his company.

Yong Nam Kim, Age 49.  Chief Financial Officer

Yong Nam Kim began his career in Daewoo Co. Ltd in 1977 after graduating from Seoul National University, with degree in business administration. He was reassigned to Daewoo Electronics Components Co. Ltd in 1987. From January 1997 to March 2000, he served as Chief Financial Officer and Internal Auditor of Daewoo Electronic Components Co. Ltd. He is also a director of Aluko Co. Ltd.

Min Kyung Park, Age 25.  Director.

Ms. Min Kyung Park has been a director and corporate secretary of the company since August 2000, and also serves as an assistant planning manager of Daewoo Electronics Components. She graduated from Ewha Woman's University in Korea and studied at Oregon State University. She completed Investor Relations Specialist Training Program at Sungkyunkwan graduate school.

Dong Joo Chang, Age 48.  Director.

Dong Joo Chang currently serves as Executive Managing Director of Korea Technology Investment Corporation (KTIC). KTIC is a venture capital company with the highest brand equity value in Korea. Since its establishment in 1986, KTIC has developed into a prominent force in the private equities market in Korea, with total funds of Korean Won 600 billion under management. Mr. Chang, as a key member of KTIC, incorporated it, took it public and supported 450 start-up ventures and contributed to the improvements of the Korean venture capital industry.

From April 1981 to December 1986, he served as chief analyst and manager of Korea Technology Banking Corporation, which was a government-run venture capital company of Korea. Mr. Chang earned his MBA from Seoul National University.

None of the Officers and Directors have been involved in legal proceedings that impair their ability to perform their duties as Officers and Directors.

Ms. Min Kyung Park is the daughter of Mr. Ju Young Park..

                       Security Ownership of Certain
                      Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by Nicole to own beneficially, more than 5% of Nicole's Common Stock.

Title of Class      Name of Beneficial     Amount and Nature      Percent
                        Owner (1)            of Beneficial        Of Class
                                               Owner(2)

Common Stock    Aluko Capital Fund LLC.         8,446,667			       84.47%
                c/o Reicker, Clough, Pfau,
                Pyle, McRoy  & Herman LLP.
		              1421 State Street, Suite B
	               Santa Barbara, CA  93101


Common Stock    SPA International LLC.            353,333 			       3.53%
                c/o Reicker, Clough, Pfau,
                Pyle, McRoy and Herman LLP


Ju Young Park and Aluko Co.,Ltd are the beneficial owners of Aluko Capital Fund LLC. All equity interests in SPA International LLC are owned by Mr. Ju Young Parks' wife and Mr. Park therefore may be considered the beneficial owner of SPA International and the shares of common stock of the Company owned by SPA International. Mr. Park disclaims all beneficial interest in SPA International and any of the shares of common stock of the Company owned by SPA International. No other officer and director of the Company has any beneficial interest in SPA International.

None of the Officers, Directors or existing shareholders have the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

All shareholders have sole voting and investment power.

Security Holders Whose Shares Will Be Registered.

The following list represents shareholders whose shares will be registered under this offering.

Name and Address	   	 Number of Shares   	 Acquisition Date	    	Percent Owned

Alyson Baca	               		40	             		1/16/00		           	.00040%
P.O. Box 3
La Quinta, Ca 92253

Andrea S. Baca	            		60		             	1/16/00	           		.00060%
P.O. Box 3
La Quinta, CA 92253

Randy Baca	                		60	             		1/16/00	          		.00060%
P.O. Box 3
La Quinta, CA 92253

Annette Baine	             		50	             		1/16/00	          		.00050%
Box 347
Lake Arrowhead, CA 92352

Annette Baine c/f James    		60		             	1/16/00		          	.00060%
Blaine UGTMA CA
Box 347
Lake Arrowhead, CA 92352

Annette Baine c/f Michelle   40                1/16/00             .00060%
Baine UGTMA CA
Box 347
Lake Arrowhead, CA 92352

Michael Baine             			60 	            	 1/16/00		          	.00060%
Box 347
Lake Arrowhead, CA 92352

Randall A. Baker	        		4,056               	5/15/96	         		.04056%
P.O. Box 1025
Morongo Valley, CA 92256

Oscar Ballesteros			         60		             	1/16/00		         	.00060%
81-35 Ave 46 SP 138
Indio, CA 92201

Patricial Bladh	           		40	             		1/16/00	        		.00040%
51-407 Velasco
La Quinta, CA 92253

Mary Buerke               		 40	               1/16/00	        		.00040%
11-119 San Jacinto St.
Morongo Valley, CA 92256

Conrad Dahl	               		40		             	1/16/00	       		.00040%

                                     -10-


72-742 Willow St.
Palm Desert, CA 92260

DL FTZ Amerasian International	50,000		       7/12/00	       		0.50000%
Trade Co. LTD
Wanda Building Room 9B
588 Changjiang Rd.
Xigang District, Dalian
Republic of China

Sherry Evaro-Ham	               	50		         	1/16/00	       		.00050%
77-777 Country Club, 189
Palm Desert, CA 92201

Barbara Filiatreaux	           	1,090         	1/16/00	       		.01090%
77-545 Vhillon
La Quinta, Ca 92253

Robert J. Filiatreaux     	    	4,945		        	5/15/96	       	.04945%
77-545 Vhillon
La Quinta, CA 92253

Daniel V. French              			60            	1/16/00	     		.00060%
52-645 Ramirez St.
La Quinta, Ca 92253

Dongyob Lee		                 30,300	           7/12/00	     		.30300%
1547 21st Street
Manhattan Beach, Ca 90266

Hak H.Lee                     15,000            7/12/00        .15000%
137 Eucalyptus Drive, Suite 202
El Segundo, CA 90245

Tae S. Lee                    500,000           01/08/01       5.00000%
P.O. Box 881584
Los Angeles, CA 90009

Sun J. Kim                    15,000            7/12/00         .15000%
137 Eucalyptus Drivw, Suite 202
El Segundo, CA 90245

Eun J. Lee                    15,000            7/12/00        .15000%
137 Eucalyptus Drive, Suite 202
El Segundo, CA 90245

Seung Y. Lee                  15,000            7/12/00	       .15000%
137 Eucalyptus Drive, Suite 202
El Segundo, CA 90245

Jongbin Kim                   6,000             7/12/00        .06000%
P.O. Box 881584
Los Angeles, CA 90009

Tina Kim                      2,000             7/12/00        .02000%
308 Standard Street #C
El Segundo, CA 90245

                                    -11-

Jun-yong Noh                    300               7/12/00       .00300%
600 W. 9th Street #1008
Los Angeles, CA 90015

H. Jin Lee                      300                7/12/00      .00300%
1547 21st Street
Manhattan Beach, CA 90266

Jin H. Kong                     200                7/12/00      .00200%
1547 21st Street
Manhattan Beach, CA 90266

Stephen W. Harper               100                 7/12/00       .00100%
P.O.Box 881584
Los Angeles, CA 90009

Valerie Hahn                  			50		             	 1/16/00	    	.00050%
5195 Walnut Ave.
Chino

Tiare Hatrak	                  		40	              		1/16/00	   		.00040%
74-460 Alisondro, 6
Palm Desert, Ca 92260

Laurie Healy	                  		50	              		1/16/00	   		.00050%
42-785 Cabelleros
Bermuda Dunes, Ca 92201

Laurie Healy C/F Carina        		50	              		1/16/00	   		.00050%
Johnsons UGMA
42-785 Caballeros Dr.
Bermuda Dunes Ca 92201

Carolyn Howley	                 	40	              		1/16/00	   		.00040%
P.O. Box 268
Morongo Valley, Ca 92253

Alex Jacoy		                    	50               		1/16/00   			.00050%
78196 Calle Norte
La Quinta, Ca 92253

Kathy Jones	                   		60	              		1/16/00	   		.00060%
P.O. box 3854
Palm Desert, Ca 92261

Brenda Jose                   			40	              		1/16/00		   	.00040%
42-655 Caballeros
Bermuda Dunes, Ca 92201

Chavez Jose                   			60              			1/16/00   			.00060%
42-655 Caballeros
Bermuda Dunes, Ca 92201

                                  -12-

Kathryn N Le Boeuf	          	2290               	1/16/00	     		.02290%
P.O. Box 3171
Palm Springs, Ca 92262

Norbert Le Boeuf           			3759		             	5/15/96	     		.03760%
P.O. Box 3171
Palm Springs, Ca 92262

Sarah Le Boeuf             		 	60               		1/16/00     			.00060%
Box 3171
Palm Springs, Ca 92263

Sergio Luna	                   40 	              	1/16/00	     		.00040%
80-434 Sandscript Ct.
Indio, Ca 92201

Magellan Capital	         		39,752	               	5/15/96   			.39752%
83-888 Avenue 51
Thermal, Ca 92274

Magellan Capital Corporation	 200,000            		7/12/00	    		2.0000%
83-888 Avenue 51
Coachella, Ca 92236

Magellan Capital Corporation, 	100,696           		7/12/00	    		1.00696%
Defined Benefit Pension
Plan & Trust
83-888 Avenue 51
Coachella, Ca 92236

Magellan Defined Benefit Plan	  60,000           		12/30/98			    .60000%
83-888 Ave. 51 Box 1130
Thermal, Ca 92274

Magellan Profit Sharing Plan   	60,000	          		12/30/98	     	.60000%
83-888 Ave 51 box 1130
Thermal, Ca 92274

Christopher J. Marolf	            	50		           	1/16/00		     	.00050%
P.O. Box 1025
Morongo Valley, Ca 92256

Sally McManus	                   		50		            1/16/00	      	.00050%
P.O. Box 53
Morongo Valley, Ca 92256

Mid Ohio Securities Corp.		     50,000		          	7/12/00	    		0.50000%
     Cust FBO
     Joseph F. Jankosky IRA
     36 Lake Avenue
     Elyrie, Ohio 44036-1529

Dempsey K Mork	                  	9890			           5/15/96	    		.09890%
80-260 Ave 50
Indio, Ca 92201

                                      -13-


Patricia A Mork	              		9,490		            	1/16/00	     		.09490%
80-260 Ave 50
Indio, Ca 92201

Gary Peskin	                    		 50			            1/16/00	    		.00050%
6105 W 6th St.
Los Angeles, Ca 90048

Rose Peskin			                     40	            		1/16/00		    	.00040%
6105 W 6th St
Los Angeles, Ca 90048

Rose Peskin c/f Jacob Peskin	      40		            	1/16/00		    	.00040%
UGMA Ca
6105 W 6th St.
Los Angeles, Ca 90048

Rose Peskin c/f Sarah Peskin	      50		            	1/16/00		   	.00050%
UGMA Ca
6105 W 6th St.
Los Angeles, Ca 90048

Rose Peskin c/f Zachary Peskin     	60           			1/16/00	   		.00060%
     UGMA Ca
6105 W. 6th St.
Los Angeles, Ca 90048

Moea Sheely	                      		60	           		1/16/00		   	.00060%
P.O. Box 2051
Arbor, Or 99415

Hayley Smith                     			60	           		1/16/00	   		.00060%
52645 Ramirez St.
La Quinta, Ca 92253

Antonio Soto		                     	50	           		1/16/00	    		.00050%
83-888 Ave 51
Coachella, Ca 92236

Jose Soto                        			40	           		1/16/00		    	.00040%
83-888 Ave 51
Coachella, Ca 92236

Melecio Soto	                     		60	           		1/16/00	    		.00060%
83-888 Ave 51
Coachella, Ca 92236

Victor Sot	                       		60	           		1/16/00	    		.00060%
83-888 Ave 51
Coachella, Ca 92236

John Paul Spickard                		50	           		1/16/00		    	.00050%
4819 Eagle Rock Blvd, #1
Los Angeles, Ca 90041

                                    -14-


Richard Stevenson	                 	60		           	1/16/00	    		.00060%
P.O. Box 1350
Morongo Valley, Ca 92256

Donald Boyd Wright	              	1,990	          	 	1/16/00		   	.01990%
P.O. Box 1025
Morongo Valley, Ca 92256

Helen M. Wright                   			60	           		1/16/00		    	.00060%
P.O. Box 1026
Morongo Valley, Ca 92256

SPA International LLC             353,333            01/08/01      3.53333%
c/o Reicker Clough Pfau
Pyle Mcroy & Herman LLP
1421 State Street, Suite B
Santa Barbara, Ca 93101

Young G. Park                       200              7/12/00       .00200%
P.O. Box 881584
Los Angeles, CA 90009

Min S. Park                         500              7/12/00       .00500%
P.O. Box 881584
Los Angeles, CA 90009

Keun H. Lee                         100              7/12/00        .00100%
P.O.Box 881584
Los Angeles, CA 90009

                                     -15-

                          Description of securities.

General description.

The securities being registered are shares of common stock. The Articles of Incorporation, as amended, authorize the issuance of 10,000,000 shares of common stock, with a par value of $.01 and 5,000,000 shares of preferred stock at a par value of $.01. These articles were amended on November 27th of 2000. Pursuant to this amendment, all the outstanding common stock of the Company was reverse split 1 for 10. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Nicole; (b) are entitled to share ratably in all of the assets of Nicole available for distribution upon winding up of the affairs of Nicole; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable there-to; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares;
(c)preference as to dividends or interest; (d) preference upon liquidation; or
(e) any other  special rights or preferences.  In addition, the Shares are not
convertible into any other  security.   There are no restrictions on dividends
under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Nicole, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Registration
statement.   As  of  the  date  of  this  Registration  statement,  Nicole has
10,000,000 shares of common stock outstanding.

Non-cumulative voting.

The holders of shares of Common Stock of Nicole do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Nicoles directors.

Dividends.

Nicole does not currently intend to pay cash dividends. Nicole's proposed dividend policy is to make distributions of its revenues to its stockholders
when  Nicole's   Board  of  Directors  deems  such  distributions  appropriate.
Because Nicole does not intend to make cash distributions, potential share-holders would need to sell their shares to realize a return on their investment.

There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Nicole.

A distribution of revenues will be made only when, in the judgment of Nicole's Board of Directors, it is in the best interest of Nicole's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial inst-itutions, and Nicole's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible anti-takeover effects of authorized but unissued stock.

Upon the completion of this registration, Nicole's authorized but unissued capital stock will consist of 14,999,994 shares of common stock and 5,000,000 shares of preferred stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Nicole by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Nicole's management.

If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Nicole's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the take-over transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

                                    -16-


Transfer Agent

Nicole currently employees the services of Executive Registrar & Transfer Agency, Inc. and their mailing address is P.O. Box 56517, Phoenix, AZ 85079.

                    Interest of named experts and counsel.

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

Disclosure of commission position on indemnification for securities act liabilities.

No director of Nicole will have personal liability to Nicole or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Nicole or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Nicole in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Nicole are accountable to Nicole as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Nicole. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Nicole, the share-holder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.

Shareholders who have suffered losses in connection with the purchase or sale of their interest in Nicole in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Nicole.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     Organization within last five years.

None of the promoters have received anything of value from the registrant.

                           Description of Business.

The company overview

Nicole Industries Inc, was organized under the laws of the State of Nevada on January 3, 1996. Our executive office is currently located at 83888 Avenue 51,
Coachella, CA  92236.   The telephone number is (760) 398-9700. This office is
actually shareholder Dempsey Mork's office. This address will serve as a temporary executive office until a more suitable office can be located. As a result of the reorganization, Dempsey Mork, an officer and director of Magellan Capital Corporation and Asian Financial Inc, resigned and the Board of Directors elected Mr. Ju young Park as the President and chairman of the Board of
Directors.   Mr. Park has been acting as a president of Aluko, a Korean Kosdaq listed Company, since its inception in 1986.

Nicole Industries, through its operating subsidiary in Korea, Aluko Co. Ltd., has been in the business of etched and formed aluminum foils for electronic components. Our Goal is to become the premiere supplier of electronic raw materials and components in vastly expanding world market.

The Business

Aluko is a leading manufacturer of etched and formed aluminum foils and it is ISO9002 certified to meet the world standard. Aluminum foil is a main raw material for electrolytic capacitors that are commonly used for both industrial and household electronic devices. Aluko is a fast growing company in a rapidly expanding market because of the extensive usage of capacitors in broad range of electronic devices. Aluko's main products include etched aluminum foils (Cathode, Anode) and formed aluminum foils. Aluko supplies them to the world's most famous electronic manufacturers such as Sanyo, Matsushita, Hitachi in Japan, Siemens, Philips, Aerovox in Europe, Samsung, Daewoo in Korea. Other customers are smaller electronic components manufacturers in Taiwan, China, Hong Kong, Singapore, India, etc.

Product Description

Etched and formed aluminum foil is key material to electrolytic capacitors. By charging and discharging electricity, the capacitor is a primary passive component in electrical circuits including resistors and inductors. In order to obtain a higher electric charge, the capacitor must have a higher capacitance, which can be established by enlarging the surface area of the electrode material. An etching process is the solution technique used to enlarge the surface area of aluminum foil. After etching has been completed, the aluminum foil surface is then laminated with a hydro-oxide layer through the forming process.

Market Forecasting

Electrolytic capacitors account for approximately 25% of the global capacitor market. According to Yano Economic Research, the market is expected to grow approximately 8.3% annually over the next 5 consecutive years with the explosive demand of digital equipments. The aluminum foil market will show the similar growth rate as capacitor market since there are strong co-relations between two products. Total world sales of electrolytic aluminum capacitors recorded around $3.2 billion in 1999. Total world sales of cathode foils was $104 mil in 1999 and that of anode foils was $1.1 billion.

Profitability & Market Environments

Regardless of high profitability, entrance barriers to the business remain as high due to the technological difficulties in the manufacturing processes. Aluko currently enjoys approximately 22.4% average gross margin rate with approximately 10% net profit while competitors reach approximately 15.8% of gross margin. Through its continuous cost-reducing measures and superior technological innovation and improvement in quality, Aluko is planning to expand its production capacity to reach 15% market share in the world within the next 3 years.

In Asia, Aluko is able to maintain its competitiveness against Japanese and European counterparts through superior quality and price advantages. Chinese and Taiwanese aluminum foil makers are not expected to pose a serious threat to Aluko in terms of product quality. Aluko is steadily gaining market share from Japanese competitors. Currently, Aluko is a major supplier of cathode
foils  to  Japanese  capacitor manufacturers.   Since  1994,  Sanyo  has  been
purchasing 90% of its essential cathode foils from Aluko and Hitachi began to fill 50% of its needs from Aluko in 1996. Matsushita designated Aluko as its priority-order supplier in 1999. Elna is also increasing its volume of business with Aluko.

Philips, a Dutch multinational, has been an Aluko's customer for 10 years. Siemens in Germany and Aerovox in England use Aluko's products after Aluko successfully passed their quality test. The U.S. market is getting more attention because high quality capacitors are in great demand for HDTV and electric hybrid vehicles. Japanese capacitor makers, such as Matsushita and Chemi-Con, have begun local production in the U.S. Aluko is planning to make further inroads into the U.S. by supplying products to Matsushita-USA.

New Demand

Accumulated  production  of  HDTV  by  2010  is  expected  to be approximately
207,754,000 units according to forecasting by the American Electronics Association. Since HDTV requires 3 times more capacitors than conventional TV, the business potential for aluminum foils manufacturers is enormous. The introduction of electric and/or hybrid vehicle will boost up the demand of electrolytic capacitors even further. Because an electric vehicle consumes 30 times more capacitors than conventional TV sets, it is expected that the demand of aluminum foils will increase accordingly.

Investment Plan

Aluko  plans to add 23 anode foil production lines to the currently existing 4
lines by 2003.   It  is  estimated  that  total  investment  for this 4 years'
expansion of production facilities will be $36 million.

Recent events

To accomplish a more rapid and strategic growth, Aluko participated in investment opportunity to acquire the major stake of Daewoo Electronic Components Co. Ltd. in May 2000. Through a bid, Aluko became the only preferred candidate and Memorandum of Understanding was agreed in Auguest which shall form the basis for the acquisition. On November, 2000, Aluko completed final due diligence and entered definitive contracts to acquire approximately 32% interest of Daewoo Electronic Components.

Overview of  Daewoo Electronic Components Co.

Daewoo is a major electronic component manufacturer in Korea. Established in 1973, as an aluminum electronic capacitor manufacturer, Daewoo has success-fully expanded its business into a wide range of electronic components. In 1985 Daewoo became the first domestic Korean company to manufacturer tantalum solid electrolytic capacitors. Currently, Daewoo operates 3 production sites in Korea and several overseas affiliates including subsidiaries in the UK, China, Mexico and Vietnam.

Daewoo's sales revenue before consolidation amounted to KRW 262.3 billion and total assets equaled KRW 284.8 billion as of 31 December 1999 (USD 1.00 = KRW 1,115 as of Nov. 2000). Daewoo was listed on the Korean Stock Exchange in 1989.

Daewoo produces wide range of electronic components for the industries in entertainment, information and telecommunication. Daewoo has successfully developed DY, FBT and E/T in several versions for HDTVs, wide-screen, flat-surface and LCD TVs. Especially, TA, CE and HIC are core components used in high-tech communications hardware, personal computers, and automobile parts, which is predicted to grow substantially in the future.

Competition.

Nicole  will  remain an insignificant participant among the firms which engage
in the  acquisition  of  business  opportunities.   There are many established
venture capital and  financial  concerns  which  have  significantly   greater
financial and personnel resources and technical expertise than Nicole. In view of the Company's combined extremely limited financial resources and limited
management  availability,  Nicole  will  continue  to  be  at   a  significant
competitive disadvantage compared to the Company's competitors.

          Management `s Discussion and Analysis or Plan of Operation

The following discussion should be read in conjunction with the financial state-ments of the company and notes thereto contained elsewhere in this prospectus.

Plan of Operation

The company had been seeking and investigating potential assets, property or a business to acquire since its organization in 1996. Recently, the company merged with Aluko USA, Inc., a Delaware Corporation, which has an operating subsidiary, Aluko Co. Ltd, in Korea. Aluko has been a leading manufacturer of main electronic raw material, etched and formed aluminum foils.

Aluko is expanding its business activities to engage in electronic components manufacturing by acquiring 32% of Daewoo Electronic Components. Our goal is to become a premiere business portal of manufacturing and supplying of electronic raw materials and components through our operating subsidiaries. Nicole continuously seeks to increase product performance and widen its distribution by developing and maintaining its marketing partners.

Aluko has been investing more than 10% of its total revenue to research and development to enhance quality improvements and to develop new products. Currently 16% of the total employees are assigned exclusively to R&D field.

Results of Operations.

Seven Months Ended July 31, 2000 and 1999

For the seven months ended July 31, 2000, the company had a net loss of $10,000 or $0.001 per share. This loss compares with a net loss of $10,000 or $0.005 per share for the corresponding seven-month period ended June 30, 1999.

The net loss for the seven months ended July 31, 2000 includes expenses as follows: $10,000 for consulting and management.

During the seven month period ended July 30, 2000, the company entered into an Agreement and Plan of Reorganization. Under this Agreement, 93,000,000 shares of common stock were issued to Aluko, USA, Inc., a Delaware Corporation in return for 100% of its outstanding shares. Aluko, USA, Inc. owns, through its wholly owned subsidiary, IAT Korea, Inc. IAT Korea, Inc. owns 50.01% of Aluko.

Fiscal Years Ended December 31, 1999 and 1998.

During 1999, the company continued its program to develop the firm into an operating company. For the 12 months ended December 31, 1999, the company had a net loss of $10,000 or $0.005 per share. This loss compares with a loss of $10,000 or $0.005 per share for the year ended December 31, 1998.

Liquidity and Capital Resources

Six Months Ended June 30, 2000 and 1999.

The company had no revenue during the seven months ended July 31, 2000. It in-curred management and consulting fees of $10,000, for which it issued a note payable.

Capital expenditures.

No material capital expenditures were made during the seven months ended July 31, 2000. No material capital expenditures were made during the year ended December 31, 1999.

Fiscal Years ended December 31, 1999 and 1998.

At December 31, 1999, the company had no revenue and continued to incur costs in pursuing business opportunities.

At December 31, 1999, the company had a working capital deficiency of $1,374. This compares with a working capital of $1,369 at December 31, 1998.

During fiscal year 1999, the company incurred management and consulting fees of $10,000. A note payable was issued in payment of this debt.

During fiscal year 1998, the company incurred management and consulting fees of $10,000. A note payable was issued in payment of this debt.

We estimate that we have sufficient cash resources to fund minor operations through March 2001. If our cash resources prove to be insufficient at that time we may be required to seek additional debt or equity financing to fund the costs of continuing operations until we achieve positive cash flow. We have no current commitments or arrangements for additional financing and there can be no assurance that any additional debt or equity financing will be available to us on acceptable terms, or at all. But we are planning to completing 5 to 12 millions of private placement during 2001 for the use of Aluko's expansion of production capacity and general operation purpose.

Management anticipates that staffing requirements associated with the implement-ation of its plan of operation will not require the significant additional employees, but result in the addition of a maximum of three to five people during the period ending 2001.

Description of property.

Nicole currently owns no property directly. Minority share holder, Dempsey Mork, 83-888 Ave., 51 Coachella, CA 92236. Phone: (760) 398-9700 serves as Nicole's executive office. Mr. Mork's office is adequate space for Nicole's office due to the limited operations of the company. Mr. Mork provides this space free of charge. The Company is currently searching for an alternative location.

Nicole's Subsidiary, Aluko, has main manufacturing facilities at Eumsung-kun, Daesomyun, Daepoong-ri 403-1 Daepoongri, North Choonchung Province in South Korea. The Company's production facilities are in this location. As of Sept 30, 2000, the net book value after depreciation of the companies land and equipment are as follows:

Land -- (27,001 Square meters)     $1,875,338
Buildings --                       $  764,137
Plant Structure	   --		            $2,121,970
Machinery --			                    $4,743,529
Vehicles --			                     $   31,996
Tools and Office Equipment --      $  202,283


                Certain relationships and related transactions.

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

          Market for common equity and related stockholder matters.

The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

                          Executive compensation.

(a) No officer or director of Nicole is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation. However, the Company proposes to create such a plan in the future depending on the success of the Company.

(c) No remuneration is proposed to be in the near future, either directly or indirectly by the corporation to any officer or director under any plan which is presently existing. However, the Company proposes to create a plan in the future depending on the success of the Company.

                             Financial statements.

To the Board of Directors
Nicole Industries, Inc.
Coachella, California

I have audited the accompanying balance sheets of Nicole Industries, Inc. (a Nevada Corporation) as of July 31, 2000 and December 31, 1999 and the related statements of income and retained earnings, and cash flows for the year ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards.Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nicole Industries, Inc. as of July 31, 2000 and December 31, 1999, and the results of its operations and its cash flows for the periods ended in conformity with generally accepted accounting principles.

This audit has been restated to clarify the results of the company's agreement and plan of reorganization adopted July 11, 2000.

/s/ David M. Winings
David M. Winnings
Palm Desert, California
October 4, 2000 and December 1, 2000

NICOLE INDUSTRIES, INC.
BALANCE SHEETS
July 31, 2000 and December 31, 1999

                                        July 31, 1999      1999
                                        -------------      ----
ASSETS

Cash and bank deposits                      3,609,466     1,369
Marketable Securities                       4,248,466        -0-
Accounts and notes receivable               4,792,856        -0-
Inventories                                 2,454,394        -0-
Short-term loans                              169,585        -0-
Prepaid expenses and other
current assets                              1,108,022        -0-

Investment in Securities                    5,810,175        -0-

Land                                        1,873,322        -0-
Buildings and Structures                    2,932,557        -0-
Machinery and equipment                     5,041,587        -0-
Transportation equipment, tools
and                                           245,208        -0-
Construction in-progress                    1,810,638        -0-
Other assets and deferred charges             263,599        -0-

Total assets                               34,359,875      1,369
                                           ==========      =====

Liabilities

Short-term borrowings                      12,953,503        -0-
Accounts and notes payable                  2,726,485        -0-
Accrued liabilities                           806,773        -0-
Other current liabilities                     873,117        -0-
Current portion of long term debt           1,045,697        -0-
Long term debt, less current
portion                                     1,758,344     40,000
Severance and retirement benefits             618,171        -0-
Other liabilities                           2,321,851        -0-
                                           ----------     ------

Total liabilities                          23,103,941     40,000

Minority Interest                           5,509,965        -0-

Stockholder's Equity

Common stock                                  100,000      1,385
Capital Surplus                             5,696,150        -0-
Retained earnings                             (50,181)   (40,016)
                                           -----------   --------

Total stockholders' equity                 34,359,875      1,369
                                           ==========    ========

                                           ==========    ========

The accompanying notes are an integral part of these financial statements.

NICOLE INDUSTRIES, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS
For the Seven Months Ended July 31, 2000 and Year Ended December 31, 1999

                                       July 31, 2000      1999
                                       -------------      ----

REVENUES                                          -0-        -0-

EXPENSES
   Consulting Fees                             10,000     10,000
   Office Expenses                                145         -0-
                                               ------     ------
INCOME BEFORE INCOME TAXES                    (10,145)   (10,000)

INCOME TAXES                                       -0-        -0-
                                               ------     -------
NET INCOME                                    (10,145)   (10,000)

BEGINNING RETAINED EARNINGS                   (40,036)   (30,036)

DIVIDENDS                                          -0-        -0-
                                               -------    -------
ENDING RETAINED EARNINGS                      (50,181)   (40,036)

The accompanying notes are an integral part of these financial statments

NICOLE INDUSTRIES, INC.
STATEMENTS OF CASH FLOWS
For the Seven Months Ended July 31, 2000 and Year Ended December 31, 1999

                                       July 31, 2000      1999
                                       -------------      ----
CASH FLOWS FROM OPERATING ACTIVITIES

NET INCOME                                   (10,145)    (10,000)
ADJUSTMENTS TO RECONCILE NET INCOME
   TO NET CASH PROVIDED BY OPERATING
   ACTIVITIES                                 10,000      10,000
                                              ------      ------
NET CASH PROVIDED (USED) BY
   OPERATING ACTIVITIES                         (145)-        -0-

CASH FLOWS FROM INVESTING ACTIVITIES

ORGANIZATION COSTS                           (269,392)
                                             ---------     ------
   NET CASH FLOWS FROM
   INVESTING ACTIVITIES                      (269,392)

CASH FLOWS FROM FINANCING ACTIVITIES

   ISSUE CAPITAL STOCK                        282,595         -0-
   CASH OF SUBSIDIARY                       3,595,059         -0-
                                            ---------       ------
NET CASH FLOWS FROM
FINANCING ACTIVITIES                        3,877,654         -0-

NET INCREASE (DECREASE) IN CASH             3,608,117         -0-

CASH AT BEGINNING OF YEAR                       1,349       1,349

CASH AT END OF YEAR                         3,609,466       1,349
                                            =========       =====
SUPPLEMENTAL DISCLOSURES

INTEREST PAID                                     -0-         -0-

The accompanying notes are an integral part of these financial statements

NICOLE INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Nicole Industries, Inc. was organized under the laws of the State of Nevada on January 3, 1996. The Company was incorporated primarily to engage in any lawful activity.

NOTE 2 STOCK TRANSACTIONS

The Articles of Incorporation authorized the Company to issue up to 25,000 shares of capital stock at no par value.

On May 15, 1996, 16,001 shares were issued to individuals in return for services rendered.

On October 6, 1998, the Articles of Incorporation were amended to authorize the Company to issue 100,000,000 shares of capital stock, at a par value of $.001.

On October 15, 1998, the Board of Directors issued a 39 to 1 forward split of its capital stock shares.

On December 15, 1998, the Board of Directors agreed to sell up to 1,500,000 shares of its common stock at the stated par value of $.001.

As of December 31, 1998, 1,993,039 shares of common stock were issued and outstanding.

On July 11, 2000, Nicole Industries, Inc., entered into an agreement and plan of reorganization. Under the agreement, it issued 93,000,000 shares of common stock to the owners of Aluko USA, Inc., a Delaware Corporation, in return for all outstanding shares of Aluko, USA, Inc. Aluko, USA, Inc. through its wholly owned subsidiary, IAT Korea, Inc. owns 50.01% of Aluko, Korea. Please see additional information in Note.

NOTE 3 RELATED PARTY TRANSACTIONS

On May 15, 1996, shares of capital stock were issued to individuals in return for services rendered. These individuals include officers of the corporation.

Beginning in 1996, the corporation issued a note payable to the President of the Corporation in the amount of $10,000 each year. The note was in payment for administrative expenses paid on behalf of the corporation by the President.This transaction was not recorded in prior years. Accordingly a prior period adjustment in the amount of $40,000 is made.

NOTE 4 INVESTMENT IN WHOLLY OWNED SUBSIDIARY

As of June 11, 2000, the corporation acquired a wholly owned subsidiary, IAT, Korea. IAT Korea owns 50.01% share in Aluko, Korea, a Korean
Manufacturer of electrolytic capicitors. The investment in IAT Korea is maintained on the equity method of accounting.


            Part II.  Information not required in prospectus.


Indemnification of officers and directors.

Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Recent sales of unregistered securities.

There have been no recent sales unregistered securities.

Exhibits.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Undertakings.

   	We undertake to provide at the initial closing and each subsequent interim closing of this offering stock certificates in such demoninations and registered in such names so as to permit our prompt delivery of the certificates to the investors participating in such closing.

   	We will file, during any period in which we offer or sell securities, a post-effective amendment to this registraton statement to:

    (i) include  any prospectus required by section 10(a)(3) of the Securities
        Act;
   (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
  (iii) include any additional or changed material information of the plan of distribution.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   -24-


                               EXHIBIT LIST


3.1 	       			Articles of Incorporation. (Incorporated by reference in
				           Company's Form 10SB12G filed on August 18, 1999.)

3.2		        		Amended Articles of Incorporation. (Incorporated by
   				        reference in Company's 8K filed on January 3, 2001.)

3.3         			By-Laws. (Incorporated by reference in Company's
		  		         10SB12G filed on August 18, 1999)

5.1	        			Opinion re: Legality of stock being registered by
   				        Adam U. Shaikh, Esq.

10.1	       			Company's Employment Agreement with Ju Young Park.

24.1	       			Consent of Accountant David Winings for inclusion of July
    				       31, 2000 audit into Registration statement.

24.2          	Consent of Attorney for inclusion Opinion regarding the
               legality of stock into Registration statement. (Incorporated by reference in Opinion marked exhibit 5.1)

25.1	       			Power of Attorney



	                             				Signatures


    	In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Kunpo-City, Kyonggi-Province, Country of South Korea, January 15, 2001.

                                           Nicole Industries

                                           By:/s/
                                              Ju Young Park




                                  -26-